Exhibit 24
                                                                          Page 2


                       MEDIWARE INFORMATION SYSTEMS, INC.

The undersigned attorney-in-fact, acting pursuant to a power of attorney from the director or officer named below of Mediware Information Systems, Inc. ("Company"), hereby authenticates, acknowledges and adopts on behalf of such director or officer, the manually signed, facsimile or typed signature of such director or officer on the signature pages of Form 10-KSB of the Company for the fiscal year ended June 30, 1999, as his or her signature.



-------------------------           --------------------------------
     Director                               Attorney-In-Fact


Date:  October __, 1999